AMENDED AND RESTATED ARTICLES OF INCORPORATION OF TEEKAY TANKERS LTD. PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT ARTICLE I NAME The name of the Corporation shall be “Teekay Tankers Ltd.” ARTICLE II PURPOSE The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA and without limiting the foregoing the Corporation shall have every power which a corporation now or hereafter organized under the BCA may have. ARTICLE III ADDRESS; REGISTERED AGENT The registered address of the Corporation in the Republic of the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc. The Board of Directors of the Corporation may establish branches, offices or agencies in any place in the world and may appoint legal representatives anywhere in the world. ARTICLE IV INCORPORATOR The name and address of the incorporator is: Name Post Office Address Daniel C. Rodgers 100 Park Avenue, 31st Floor New York, New York 10017 ARTICLE V CAPITAL STOCK 5.1 Authorized Capital Stock The Corporation shall be authorized to issue 400,000,000 shares of capital stock, of which (a) 200,000,000 shares shall be registered shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (b) 100,000,000 shares shall be registered shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) (the Class A Common

Stock and the Class B Common Stock being collectively referred to herein as the “Common Stock”), and (c) 100,000,000 shares shall be registered shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Registered shares may not be exchanged for bearer shares. 5.2 Preferred Stock The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the authorized but unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of any series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. 5.3 Common Stock The following is a statement of the powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock of the Corporation: (a) Except as otherwise set forth below in this Section 5.3, the powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and the Class B Common Stock shall be identical in all respects. (b) Subject to the rights of the holders of any outstanding Preferred Stock, and subject to any other provisions of these Amended and Restated Articles of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation when and as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock or right to acquire Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed in respect of each share shall be equal for each such class of Common Stock. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each such class of Common Stock. (c) At every meeting of the shareholders of the Corporation, each holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in such holder’s name on the transfer books of the Corporation, and each holder of Class B Common Stock shall be entitled to five votes 2 in person or by proxy for each share of Class B Common Stock standing in such holder’s name on the transfer books of the Corporation, in connection with the election of directors and all other matters submitted to a vote of shareholders; provided, however, that in the event the aggregate votes of the outstanding shares of Class B Common Stock exceed 49% of the votes of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, the number of votes to which each holder of Class B Common Stock is otherwise entitled pursuant to these Amended and Restated Articles of Incorporation shall be reduced pro rata such that the aggregate votes of the outstanding shares of Class B Common Stock equal 49% of the votes of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class. Except as may be otherwise required by law or by these Amended and Restated Articles of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together on all matters submitted to a vote of shareholders of the Corporation. Any provision of these Amended and Restated Articles of Incorporation for the voluntary, mandatory or other conversion of shares of Class B Common Stock into or for shares of Class A Common Stock on a one-for-one basis shall be deemed not to adversely affect the rights of the Class A Common Stock, and every reference in these Amended and Restated Articles of Incorporation to a majority or other proportion of the votes of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled. (d) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the Corporation’s creditors and the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the same amount per share in respect thereof. For purposes of this paragraph (d) of this Section 5.3, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with or into one or more other corporations or entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary. (e) Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Teekay Corporation or any of its affiliates (not including the Corporation and the Corporation’s subsidiaries) or any successor to Teekay Corporation’s business or all or substantially all of its assets. For purposes of these Amended and Restated Articles of Incorporation, each reference to a “person” shall be deemed to include not only a natural person, but also a corporation, partnership, limited liability company, joint venture, association or legal entity of any kind; each reference to a “natural person” (or to a “record holder” of shares, if a natural person) shall be deemed to include in his or her representative capacity a guardian, executor, administrator or other legal representative of such natural person or record holder. For purposes of these Amended and Restated Articles of 3

Incorporation, “affiliate” and “beneficial ownership” shall have the meanings ascribed to such terms in Rules 12b-2 and 13d-3, respectively, under the U.S. Securities Exchange Act of 1934, as amended. In addition, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock on the date, if any, on which the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock beneficially owned by Teekay Corporation and its affiliates (not including the Corporation and the Corporation’s subsidiaries) or any successor to Teekay Corporation’s business or all or substantially all of its assets, represents less than 15% of the aggregate number of shares of the then outstanding Common Stock. For the avoidance of doubt, the last sentence of paragraph (b) of this Section 5.3 shall not apply to the preceding sentence. The Corporation will provide notice to all holders of record of the Common Stock as of the conversion date of any automatic conversion of all outstanding shares of Class B Common Stock pursuant to the immediately preceding paragraph of this paragraph (e) of this Section 5.3 as soon as practicable following any such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice to such holder of record not more than 60 nor less than 15 days prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class postage prepaid, to each holder of record of the Common Stock, at such holder’s address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following: (i) the automatic conversion date; (ii) that all outstanding shares of Class B Common Stock are (or will be) automatically converted; and (iii) the place or places where certificates, if any, for such shares of Class B Common Stock may be surrendered in exchange for certificates representing shares, or uncertificated entry on the books of the Corporation, of Class A Common Stock. The Corporation shall not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (e) of this Section 5.3, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. (f) Each record holder of shares of Class B Common Stock (not including the Corporation and the Corporation’s subsidiaries) may convert any or all of such shares of Class B Common Stock into an equal number of shares of Class A Common Stock by such record holder providing a written notice to the Corporation, accompanied by certificates, if any, for such shares and any payment required for documentary, stamp or similar issue or transfer taxes, stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A 4

Common Stock, including for the purpose of the sale or other disposition of such shares of Class A Common Stock, and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person and, if to be issued in certificated form, the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date such record holder provides such written notice (and, if applicable, certificates) to the Corporation. (g) Immediately upon any automatic or voluntary conversion of Class B Common Stock pursuant to the provisions of this Section 5.3, the rights of the holders of the applicable shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such holders shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion. Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Section 5.3, any dividend payable in shares of Class B Common Stock, for which the record date shall precede but the payment date shall be subsequent to such conversion, that may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend that shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared and shall be payable in shares of Class A Common Stock. (h) The Corporation shall not reissue or resell any shares of Class B Common Stock that shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this Section 5.3, or any shares of Class B Common Stock that shall have been acquired by the Corporation in any other manner. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding. (i) All rights to vote and all voting power (including, without limitation, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in these Amended and Restated Articles of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the powers, preferences and rights of any Preferred Stock or as otherwise expressly required by applicable law. 5.4 No preemptive rights Shareholders of the Corporation shall have no conversion, redemption or preemptive rights to subscribe for any of the Corporation’s securities. 5

ARTICLE VI DIRECTORS 6.1 General powers, number The business and affairs of the Corporation shall be managed by or under the direction of the Board, the exact number of directors comprising the entire Board to be not less than three nor more than twelve (subject to any rights of the holders of Preferred Stock to elect additional directors under specified circumstances) as determined from time to time by resolution adopted by affirmative vote of (a) a majority of the entire Board or (b) the holders of the shares representing a majority of the total voting power of the then- outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that from and after the date that Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) cease to beneficially own shares representing a majority of the total voting power of the Voting Stock, the Corporation’s shareholders shall only be entitled to change the number of directors comprising the entire Board by the affirmative vote of not less than 80% of the total voting power of the Voting Stock. No decrease in the number of directors shall shorten the term of any incumbent director. As used in these Amended and Restated Articles of Incorporation, the term “entire Board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships. 6.2 Election and terms Except as provided in Section 6.4 of these Amended and Restated Articles of Incorporation, directors shall be elected in the manner provided in the Corporation’s bylaws (as amended and in effect from time to time, the “Bylaws”). Cumulative voting, as defined in Section 71(2) of the BCA, shall not be used to elect directors. 6.3 Shareholder nomination of Director candidates; shareholder proposal of business Advance notice of shareholder nominations for the election of Directors and of the proposal of business by shareholders shall be given in the manner provided in the Bylaws. 6.4 Newly created directorships and vacancies Any vacancies in the Board for any reason and any created directorships resulting from any increase in the number of directors, may be filled solely by the vote of not less than a majority of the members of the Board then in office, although less than a quorum, or by the sole remaining director; provided, however, that until Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) cease to beneficially own shares representing a majority of the total voting power of the then-outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), if such vacancy was caused by an action of the shareholders, the vacancy shall be filled by the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Stock (or by the Board, in the absence of the shareholders so filling such vacancy). Any director so chosen shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall be duly elected and qualified, except in the event of his or her earlier death, resignation or removal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the then 6 authorized number of directors shall be increased by the number of directors so to be elected, and the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. 6.5 Removal (a) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), any director or the entire Board may be removed at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of the Voting Stock or by directors constituting at least two-thirds of the entire Board; provided, however, that from and after the date that Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) cease to beneficially own shares representing a majority of the total voting power of the Voting Stock, directors may only be removed for cause and only by the affirmative vote of not less than 80% of the total voting power of the Voting Stock. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 6.5 of this Article VI shall not apply with respect to the director or directors elected by such holders of Preferred Stock. (b) In order for the Corporation’s shareholders to remove a director, a special meeting of shareholders shall be convened and held in accordance with these Amended and Restated Articles of Incorporation or the Bylaws, or the shareholders may act by written consent in lieu of a meeting as set forth in these Amended and Restated Articles of Incorporation or the Bylaws. Notice of any such meeting convened for the purpose of removing a director shall contain a statement of such intention. (c) For the purpose of this Section 6.5, “cause” means (i) conviction of a felony, indictable offence or similar criminal offence or (ii) willful misconduct that results in material injury (monetary or otherwise) to the Corporation or any of its subsidiaries. (d) Notwithstanding anything to the contrary, if a director is removed from the Board by the Corporation’s shareholders under the provisions of this Section 6.5, the shareholders may fill the vacancy at the meeting at which (or through the written consent in lieu of a meeting by which) such director is removed. In the absence of such election or appointment, the Board may fill the vacancy. ARTICLE VII BUSINESS OPPORTUNITIES OF THE CORPORATION 7.1 General This Article VII anticipates the possibility that (a) Teekay Corporation may be a majority or significant shareholder of the Corporation, (b) certain officers and/or directors of the Corporation may also serve as officers and/or directors of Teekay Corporation, (c) the Corporation and Teekay Corporation, either directly or through their subsidiaries, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and (d) benefits may be derived by the Corporation through its continued contractual, corporate and business relationships with Teekay Corporation and its affiliates. The provisions of this Article VII shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation and its subsidiaries as they may involve Teekay Corporation and its affiliates, and their respective officers 7 and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith. 7.2 Business opportunities Except as may be otherwise provided in a written agreement between the Corporation and Teekay Corporation, Teekay Corporation shall have the right to engage (and shall have no duty to refrain from engaging) in the same or similar activities or lines of business as the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any business opportunity, transaction or other matter (each a “Business Opportunity”) in which Teekay Corporation engages or seeks to engage merely because the Corporation engages in the same or similar activities or lines of business as that involved in or implicated by such Business Opportunity. 7.3 Conduct of Teekay Corporation If Teekay Corporation acquires knowledge of a potential Business Opportunity that may be deemed to constitute a corporate opportunity of both Teekay Corporation and the Corporation, then Teekay Corporation (a) shall be deemed to have fully satisfied and fulfilled its duty (fiduciary or otherwise) to the Corporation and its shareholders with respect to such Business Opportunity, (b) shall have no duty to communicate or offer such Business Opportunity to the Corporation, and (c) shall not be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its shareholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its shareholders by reason of the fact that Teekay Corporation pursues or acquires such Business Opportunity for itself or directs such Business Opportunity to another person. 7.4 Definition For purposes of this Article VII only (a) the term “Corporation” shall mean the Corporation and all persons in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (b) the term “Teekay Corporation” shall mean Teekay Corporation and all persons (other than the Corporation, as defined in accordance with clause (a) of this Section 7.4) (i) in which Teekay Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests or (ii) which otherwise are affiliates of Teekay Corporation. 7.5 Termination, survival Anything in these Amended and Restated Articles of Incorporation to the contrary notwithstanding, this Article VII shall automatically terminate, expire and have no further force and effect on the date that (a) Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) cease to beneficially own Common Stock representing at least 20% of the total voting power of the Voting Stock and (b) no person who is a director or officer of the Corporation is also a director or officer of Teekay Corporation or a subsidiary or affiliate of Teekay Corporation (other than the Corporation and its subsidiaries). No addition to, alteration of or termination of this Article VII or any other provision of these Amended and Restated Articles of Incorporation shall eliminate or impair the effect of this Article VII on any act, omission, right or liability that occurred prior thereto. 8

ARTICLE VIII LIMITATION OF DIRECTOR LIABILITY A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except, if required by the BCA for (a) liability for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII would accrue or arise, prior to such amendment or repeal. ARTICLE IX INDEMNIFICATION 9.1 Right to Indemnification The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, against any and all liabilities and losses suffered, and expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify or advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (and not by way of defense) only if the commencement of such Proceeding (or part thereof) by the Covered Person (a) was authorized in the specific case by the Board, or (b) was brought to establish or enforce a right to indemnification under these Amended and Restated Articles of Incorporation, the Bylaws, any agreement, the BCA or otherwise. 9.2 Prepayment of Expenses The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking 9 by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise. 9.3 Claims If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article IX is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been presented to the Corporation, the Covered Person may file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In addition, the Covered Person may file suit against the Corporation to establish a right to indemnification or advancement of expenses. In any such action the Corporation shall have the burden of proving by clear and convincing evidence that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. 9.4 Nonexclusivity of Rights The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Amended and Restated Articles of Incorporation, the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. 9.5 Other Sources The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced to the extent such Covered Person has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable by the Corporation. 9.6 Amendment or Repeal Any repeal or modification of the provisions of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification. 9.7 Other Indemnification and Prepayment of Expenses This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action. 9.8 Insurance The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Amended and Restated Articles of Incorporation. 10

ARTICLE X ACTION BY WRITTEN CONSENT Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by all shareholders of the Corporation; provided, however, that (a) if the BCA is hereafter amended to permit shareholder action by less than unanimous written consent of the shareholders and (b) so long as Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) beneficially own shares representing a majority of the total voting power of the Voting Stock, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Voting Stock was present and voted or as otherwise set forth in the BCA as so amended. ARTICLE XI BYLAWS The Corporation’s Bylaws may be amended or repealed, or new Bylaws may be adopted, at any regular or special meeting of the Board by the affirmative vote of a majority of the entire Board or by unanimous written consent of the entire Board in lieu of a meeting; provided, however, that any bylaw amended or adopted by the directors may be amended or repealed by the affirmative vote of the holders of a majority of the voting power of all the Voting Stock; provided, further, that from and after the date that Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) cease to beneficially own shares representing a majority of the total voting power of the Voting Stock, at least 80% of the voting power of all the Voting Stock shall be required to amend or repeal Sections 2.1, 2.2, 2.3, 2.4, 2.7, 2.8, 3.1, 3.2, 3.3, 3.4, 3.5, 3.13 or 9.4 of the Corporation’s Bylaws, and the affirmative vote of the holders of a majority of the Voting Stock shall be required to amend or repeal any other provision of the Bylaws. ARTICLE XII AMENDMENT OF THE ARTICLES OF INCORPORATION Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of a majority of the total voting power of the Voting Stock shall be required to amend or repeal Article VI, VII, X, XI or XII of these Amended and Restated Articles of Incorporation; provided, however, that from and after the date that Teekay Corporation and its affiliates (other than the Corporation and its subsidiaries) cease to beneficially own shares representing a majority of the total voting power of the Voting Stock, the affirmative vote of the holders of at least 80% of the total voting power of the Voting Stock shall be required to amend or repeal Article VI, VII, XI or this Article XII. ARTICLE XIII CORPORATE EXISTENCE Corporate existence began on October 17, 2007. 11

ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF TEEKAY TANKERS LTD. PURSUANT TO SECTION 90 OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT The undersigned, [title] of Teekay Tankers Ltd., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (the “Corporation”), for the purpose of amending the Amended and Restated Articles of Incorporation of the Corporation, hereby certifies as follows: 1. The name of the Corporation is Teekay Tankers Ltd. 2. The articles of incorporation of the Corporation were originally filed with the Registrar of Corporations on October 17, 2007; the Amended and Restated Articles of Incorporation of the Corporation were filed with the Registrar of Corporations on December 10, 2007. 3. Section 5.1 of the Amended and Restated Articles of Incorporation is hereby amended and restated to read in its entirety as follows: “5.1 Authorized Capital Stock. The Corporation shall be authorized to issue 485,000,000 shares of capital stock, of which (a) 285,000,000 shares shall be registered shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (b) 100,000,000 shares shall be registered shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the “Common Stock”), and (c) 100,000,000 shares shall be registered shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Registered shares may not be exchanged for bearer shares.” 4. All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged. 5. This amendment to the Amended and Restated Articles of Incorporation was authorized by the Board of Directors of the Corporation and then by vote of (i) the holders of a majority of the outstanding voting power of the Corporation’s Class A common stock and Class B common stock, voting together as a single class, and (ii) the holders of a majority of the outstanding shares of the Corporation’s Class A common stock, at the special meeting of shareholders of the Corporation held on November 17, 2017. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Articles of Incorporation of Teekay Tankers Ltd. this 27th day of November, 2017. /s/ Edith Robinson Name: Edith Robinson Title: Secretary TEEKAY TANKERS LTD. SIGNATURE PAGE TO ARTICLES OF AMENDMENT

ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF TEEKAY TANKERS LTD. PURSUANT TO SECTION 90 OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT The undersigned, Secretary of Teekay Tankers Ltd., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (the “Corporation”), for the purpose of amending the Amended and Restated Articles of Incorporation of the Corporation, as amended, hereby certifies as follows: 2. The name of the Corporation is Teekay Tankers Ltd. 2. The articles of incorporation of the Corporation were originally filed with the Registrar of Corporations on October 17, 2007; the Amended and Restated Articles of Incorporation of the Corporation were filed with the Registrar of Corporations on December 10, 2007; the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation were filed with the Registrar of Corporations on November 27, 2017. 3. Section 5.1 of the Amended and Restated Articles of Incorporation, as amended, is hereby amended and restated to read in its entirety as follows: “5.1 Authorized Capital Stock. The Corporation shall be authorized to issue 685,000,000 shares of capital stock, of which (a) 485,000,000 shares shall be registered shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (b) 100,000,000 shares shall be registered shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the “Common Stock”), and (c) 100,000,000 shares shall be registered shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Registered shares may not be exchanged for bearer shares.” 4. All of the other provisions of the Amended and Restated Articles of Incorporation, as amended, shall remain unchanged. 5. This amendment to the Amended and Restated Articles of Incorporation, as amended, was authorized by the Board of Directors of the Corporation and then by vote of (i) the holders of a majority of the outstanding voting power of the Corporation’s Class A common stock and Class B common stock, voting together as a single class, and (ii) the holders of a majority of the outstanding shares of the Corporation’s Class A common stock, at the 2018 Annual Meeting of Shareholders of the Corporation. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Articles of Incorporation of Teekay Tankers Ltd. this 6th day of July, 2018. s/ Edith Robinson Name: Edith Robinson Title: Secretary TEEKAY TANKERS LTD. SIGNATURE PAGE TO ARTICLES OF AMENDMENT